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                       SERVICING RIGHTS TRANSFER AGREEMENT



                                 by and between



                             OCWEN FEDERAL BANK FSB
                                   (Purchaser)


                                       and



                         AMERICAN BUSINESS CREDIT, INC.
                                    (Seller)



                            Dated as of March 1, 2005



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                                                  TABLE OF CONTENTS
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                                                      ARTICLE I

                                                    DEFINED TERMS

                                                     ARTICLE II

                                     TRANSFER AND CONVEYANCE OF SERVICING RIGHTS
Section 2.01      Agreement to Transfer the Servicing Rights.....................................................10
Section 2.02      Purchase Price.................................................................................10
Section 2.03      Conditions to Purchaser's Obligations..........................................................11
Section 2.04      Conditions to Seller's Obligations.............................................................13

                                                     ARTICLE III

                                           REPRESENTATIONS AND WARRANTIES

Section 3.01      Representations, Warranties and Covenants of the Seller........................................13
Section 3.02      Representations, Warranties and Covenants of the Purchaser.....................................16

                                                     ARTICLE IV

                                            SERVICING TRANSFER PROCEDURES

Section 4.01      Servicing Transfer Date........................................................................18
Section 4.02      Notice Letters of Transfer.....................................................................20
Section 4.03      Statements.....................................................................................21
Section 4.04      Payments and Notices Received After the Servicing Transfer Date................................21
Section 4.05      Service Bureau Cooperation.....................................................................21
Section 4.06      Missing Social Security Number; Forms W-8 or W-9...............................................22
Section 4.07      Access to Information..........................................................................22
Section 4.08      Transfer Expenses..............................................................................22

                                                      ARTICLE V

                                                ADDITIONAL AGREEMENTS

Section 5.01      Mortgage Loan Repurchases......................................................................23
Section 5.02      Annual Statement as to Compliance..............................................................23
Section 5.03      Bankruptcy Court Approval Proceedings..........................................................23
Section 5.04      Nonsolicitation................................................................................23
Section 5.05      Prepayment Penalties...........................................................................24
Section 5.06      Clean-up Call Rights...........................................................................24
Section 5.07      Information; Reports...........................................................................25
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                                                          i
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
Section 5.08      Ongoing Inducement Fee.........................................................................25
Section 5.09      Bidding Procedures.............................................................................25
Section 5.10      Indemnification................................................................................25
Section 5.11      Calculating Agent Responsibilities.............................................................26
Section 5.12      Transition Services to be Provided by the Seller...............................................26

                                                     ARTICLE VI

                                                     TERMINATION

Section 6.01      Termination....................................................................................26

                                                     ARTICLE VII

                                              MISCELLANEOUS PROVISIONS

Section 7.01      Amendment......................................................................................28
Section 7.02      Governing Law..................................................................................28
Section 7.03      Waiver of Trial by Jury........................................................................28
Section 7.04      Limitation of Damages..........................................................................28
Section 7.05      Notices........................................................................................29
Section 7.06      Exhibits.......................................................................................29
Section 7.07      Headings.......................................................................................30
Section 7.08      Severability of Provisions.....................................................................30
Section 7.09      General Interpretive Principles................................................................30
Section 7.10      Reproduction of Documents......................................................................30
Section 7.11      Counterparts...................................................................................31
Section 7.12      Entire Agreement, Successors and Assigns.......................................................31
Section 7.13      Brokerage Commissions..........................................................................31
Section 7.14      Further Assurances.............................................................................31
Section 7.15      Survival.......................................................................................31


                                                      EXHIBIT 8



SCHEDULES

Schedule A        Mortgage Loan Schedule

                                                      EXHIBITS

Exhibit 1         List of Relevant ABFS Securitization Transactions
Exhibit 2         Forms of Amended and Restated Securitization Agreements
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                                                         ii
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Exhibit 3         Contents of Mortgage File
Exhibit 4         Form of Opinion of Counsel to the Seller relating to Amendments and   Securitization Agreements
Exhibit 5         List of Securitization Agreements and Custodial Agreements (as amended)
Exhibit 6         Form of Securities Insurer Consent and Forbearance Agreement
Exhibit 7         Form of Trustee Consent and Forbearance Agreement
Exhibit 8         Form of Assignment and Conveyance
Exhibit 9         Seller Litigation Schedule
Exhibit 10        Document Deficiencies
Exhibit 11        Data Elements
Exhibit 12        Servicing Transfer Procedures
Exhibit 13        Tax Service Contract Providers
Exhibit 14        Form of Sale Procedures Order
Exhibit 15        Form of Sale Order
Exhibit 16        Pricing Information
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                                       iii

                       SERVICING RIGHTS TRANSFER AGREEMENT

        This SERVICING RIGHTS TRANSFER AGREEMENT (this "AGREEMENT") is made as of March 1, 2005 and is executed by and between AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation (the "SELLER"), and OCWEN FEDERAL BANK FSB, a federally chartered savings bank (the "PURCHASER").

                                    RECITALS

        WHEREAS, the Seller, in connection with various mortgage loan securitizations, has entered into certain Securitization Agreements (as defined herein) pursuant to which or relating to transactions in which mortgage-backed bonds or securities were issued (collectively, the "SECURITIES");

        WHEREAS, the Seller currently acts as "Servicer" under each of the Securitization Agreements and, in that capacity, services the mortgage loans that were securitized under the Securitization Agreements and all related properties that were acquired in foreclosure or similar action (all such mortgage loans and properties are collectively referred to as the "MORTGAGE LOANS");

        WHEREAS, the Seller owns all Servicing Rights (as defined herein) with respect to the Mortgage Loans, subject to the terms of the Securitization Agreements and, if applicable, certain insurance and indemnity agreements under which certain insurers (the "SECURITIES INSURERS") agreed to issue financial guaranty insurance policies guarantying certain distributions on the Securities (collectively, the "INSURANCE AGREEMENTS");

        WHEREAS, on January 21, 2005 and January 24, 2005, American Business Financial Services, Inc. and certain of its subsidiaries, including the Seller, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "BANKRUPTCY CODE") in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT"), which cases are being administered jointly under Case No. 05-10203 (MFW);

        WHEREAS, the Seller desires to transfer the Servicing Rights, and the Purchaser desires to be appointed as the "Servicer" under the Securitization Agreements and to acquire and assume the Servicing Rights and related obligations to the extent hereinafter provided and in accordance with the Sale Procedures Order, including the Bidding Procedures, which Servicing Rights will be assumed and assigned pursuant to Section 365 of the Bankruptcy Code and following such transfer, the Purchaser shall be obligated to service the Mortgage Loans in accordance with the terms and conditions of the Securitization Agreements, as amended and restated;

        WHEREAS, the Seller has made certain Advances (as defined herein) that are Unrecovered Advances (as defined herein), the Seller desires to sell, and the Purchaser desires to purchase, free and clear of all liens, claims, encumbrances, defenses, and rights of set-off and recoupment, and otherwise in accordance with the terms and conditions of this Agreement, the Advance Receivables (as defined herein) relating to such Unrecovered Advances;

        WHEREAS, the transfer of the Servicing Rights and the Advance Receivables relating to such Unrecovered Advances are subject to the approval of the Bankruptcy Court; and

        WHEREAS, the transactions contemplated by this Agreement will be implemented through the filing of a motion seeking the entry of orders by the Bankruptcy Court approving this Agreement and authorizing the assumption and assignment of the servicing-related provisions of the Securitization Agreements constituting the Servicing Rights pursuant to Section 365 of the Bankruptcy Code and the Advance Receivables relating to the Unrecovered Advances pursuant to
Section 363(b) and Section 363(f) of the Bankruptcy Code in accordance with the terms of this Agreement.

                                    AGREEMENT

        In consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Purchaser agree as follows:

                                   ARTICLE I
                                  DEFINED TERMS

        Whenever used in this Agreement, the following words and phrases shall have the following meanings specified in this Article:

        "ABFS": American Business Financial Services, Inc., a Delaware corporation, or any successor in interest thereto.

        "Advance": Any Delinquency Advance or Servicing Advance.

        "Advance Receivables": With respect to each Mortgage Loan, the related contract rights under the related Securitization Agreements to be reimbursed for Advances made by the Seller as servicer thereunder (to the extent not previously reimbursed for such Advances), the aggregate amounts of which with respect to each Pool (as of January 31, 2005) are as set forth on EXHIBIT 16 attached hereto and are subject to adjustment as of the Closing Date.

        "Advance Reimbursement Amount": An amount equal to the total amount of Advance Receivables that are Unrecovered Advances as of the Advance Reimbursement Determination Date.

        "Advance Reimbursement Determination Date": The Business Day prior to the Closing Date.

        "Agreement": This Servicing Rights Transfer Agreement, including all schedules, exhibits and supplements hereto and amendments hereof.

        "Amended and Restated Securitization Agreements": The forms of amended and restated Securitization Agreements attached hereto as EXHIBIT 2.

        "Ancillary Income": All release fees, late payment charges (to the extent provided herein), assumption fees, insufficient fund charges, float and other similar fees (other than Prepayment Penalties), in each case, to the extent payable to the servicer under the applicable Securitization Agreement.

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        "Assignment and Conveyance": An Assignment and Conveyance, executed by the Seller, substantially in the form attached hereto as EXHIBIT 8.

        "Assignment of Mortgage": An assignment of a Mortgage, notice of transfer or equivalent instrument, in form acceptable for recording and sufficient under the laws of the jurisdiction wherein the Mortgaged Property is located to reflect of record the transfer of the Mortgage.

        "Bankruptcy Case": That certain jointly administered proceeding of ABFS and certain of its subsidiaries, including the Seller, under the Bankruptcy Code in the Bankruptcy Court (Case No. 05-10203(MFW)).

        "Bankruptcy Code": As defined in the Recitals.

        "Bankruptcy Court": As defined in the Recitals.

        "Base Inducement Fee": An amount equal to $6,988,000.

        "Bidding Procedures": The bidding procedures with respect to the transfer by the Seller of the Servicing Rights, as attached to the Sale Procedures Order as Exhibit 1.

        "Borrower": The individual(s) obligated to repay a Mortgage Loan.

        "Break-up Fee": The amount payable by the Seller to the Purchaser pursuant to Section 6.01(c), projected to be approximately $595,374 (based on the amount of Advance Receivables as of January 31, 2005 set forth in EXHIBIT 16 and the maximum expense cap of $200,000), subject to adjustment on the date of determination to reflect outstanding Advance Receivables and calculated as the sum of (i) the product of (A) two percent (2.0%) and (B) the difference of (1) the aggregate amount of Advance Receivables outstanding as of the date of determination of the Break-up Fee and (2) the Inducement Fee and (ii) actual out-of-pocket fees and expenses (including attorneys' fees) incurred by or on behalf of the Purchaser, not to exceed $200,000, in connection with the negotiation and preparation of this Agreement and the transactions contemplated by this Agreement.

        "Business Day": A day of the week other than (a) Saturday or Sunday or
(b) a day on which banking or savings institutions in the States of New York or New Jersey or the state of incorporation or principal business location of the Seller or of the Purchaser are authorized or permitted under applicable law to be closed.

        "Calculating Agent Responsibilities": The responsibilities of the servicer, if any, under the Securitization Agreements to make the calculations relating to payments to be made each month on the Securities, to report information relating to such Securities, and to perform other similar security administration duties under the Securitization Agreements (but not including any REMIC reporting or administrative services).

        "Closing Date": May 2, 2005.

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        "Collection Account": An account or accounts maintained by the Seller for the deposit of principal and interest payments received in respect of one or more Mortgage Loans in accordance with the related Securitization Agreement, whether designated as a principal and interest account, collection account, custodial account or otherwise.

        "Custodial File": With respect to an individual Mortgage Loan, the Mortgage Loan documents required to be held by a Custodian pursuant to the terms of the related Securitization Agreement or a separate custodial agreement.

        "Custodian": An entity, which may be the Trustee, acting as Mortgage Loan document custodian pursuant to the terms of the related Securitization Agreement or a separate custodial agreement to the extent listed on EXHIBIT 5.

        "Data Elements": The information with respect to the Mortgage Loans for each of the fields listed in EXHIBIT 11 attached hereto.

        "Delinquency Advance": Any amount advanced in accordance with the terms of a Securitization Agreement in connection with delinquent Monthly Payments and reimbursable in accordance with the related Servicing Requirements.

        "DIP Loan Order": The final order of the Bankruptcy Court authorizing ABFS and certain of its subsidiaries to obtain debtor-in-possession financing in connection with the Bankruptcy Case.

        "EDP": Electronic data processing.

        "Escrow Account": Each account, if any, maintained by the Seller pursuant to the terms of a Securitization Agreement for the deposit of Escrow Payments received in respect of one or more Mortgage Loans in accordance with the related Servicing Requirements.

        "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, common charges in condominiums and planned unit developments, mortgage insurance premiums, fire and hazard insurance premiums and other payments which have been escrowed by the Borrower with the related mortgagee pursuant to any Mortgage Loan.

        "FHLMC": The Federal Home Loan Mortgage Corporation or any successor.

        "Final Order": An order of the Bankruptcy Court (i) as to which the time to appeal or move to reconsider or modify such order shall have expired and as to which no appeal or motion to reconsider or modify such order, shall then be pending, or (ii) if an appeal or motion to reconsider or modify such order shall have been filed or sought, either (A) no stay of the order shall be in effect or
(B) if such a stay shall have been granted by the Bankruptcy Court, then (1) the stay shall have been dissolved or (2) if an appeal has been filed, a final order of the district court having jurisdiction to hear such appeal shall have affirmed the order of the Bankruptcy Court and the time allowed to appeal from such affirmance or to seek review or rehearing thereof shall have expired and the taking or granting of any further hearing, appeal or petition for certiorari shall not be permissible, and if a timely appeal of such district court order or timely motion to seek review or rehearing of such order shall have been made, any court of appeals having jurisdiction to hear such appeal or motion (or any subsequent appeal or motion to seek review or rehearing) shall have affirmed the district court's (or lower appellate court's) order upholding the order of the Bankruptcy Court and the time allowed to appeal from such affirmance or to seek review or rehearing thereof shall have expired and the taking or granting of any further hearing, appeal or petition for certiorari shall not be permissible.

        "FNMA": Fannie Mae or any successor.

        "Inducement Fee": The fee payable by the Seller to the Purchaser in consideration of the Purchaser accepting the Servicing Rights, which fee shall be an amount equal to the Base Inducement Fee, as such fee may be modified in accordance with Section 2.02 hereof.

        "Insurance Policy": All of the Seller's right, title and interest under any of the hazard insurance, title insurance and credit life insurance policies and certificates related to such Mortgage Loan. References in this Agreement to hazard insurance shall be construed to include flood insurance to the extent that flood insurance is required of a Mortgage Loan pursuant to the Servicing Requirements.

        "Major Consent Letters": Each of the Securities Insurer Consent and Forbearance Agreements, Rating Agency Letters and Trustee Consent and Forbearance Agreements; PROVIDED, HOWEVER, that if the applicable Securitization Agreement does not require any Rating Agency Letters in order to effect the transfer of the Servicing Rights to the Purchaser or the amendments to the related Securitization Agreement, then "Major Consent Letters" will not include any Rating Agency Letters except, in the case of the uninsured Securitization Agreements, if requested by the related Trustee.

        "Material Adverse Effect": A material adverse effect upon the Servicing Rights, the consummation of the transactions and performance of obligations contemplated by this Agreement or the financial condition of the Purchaser.

        "Monthly Payment": The scheduled monthly payment of principal and interest on a Mortgage Loan.

        "Mortgage": The mortgage, deed of trust or other instrument creating a first or junior lien on real property securing the Mortgage Note.

        "Mortgage File": The documents pertaining to a particular Mortgage Loan that are specified on EXHIBIT 3 hereto.

        "Mortgage Loan": An individual mortgage loan or any related mortgaged property that was acquired in foreclosure or similar action which is subject to this Agreement and a Securitization Agreement and identified on the Mortgage Loan Schedule.

        "Mortgage Loan Schedule": The schedule of Mortgage Loans arranged by Pool and attached hereto as SCHEDULE A (and adjusted as of the Closing Date to reflect the outstanding Mortgage Loans in each Pool), which schedule shall set forth, as of the date specified in such schedule, each of the Data Elements, and the following information for each Mortgage Loan:

                (i)     the loan number and investor code;

                (ii)    the outstanding principal balance;

                (iii) the last due date with respect to which interest has been paid;

                (iv)    the note rate;

                (v)     maturity date;

                (vi)    property location, by state;

                (vii) a code indicating the Securitization Agreement pursuant to which the Mortgage Loan is serviced; and

                (viii)  the Servicing Fee under the Securitization Agreement.

        "Mortgage Note": The note or other evidence of the indebtedness of a Borrower secured by a Mortgage.

        "Mortgaged Property": The underlying real property securing repayment of a Mortgage Note.

        "Ongoing Inducement Calculation Date": November 1, 2005, May 1, 2006, and semi-annually thereafter, on each of November 1 and May 1.

        "Ongoing Inducement Fee": [__]%of the amount actually paid (excluding any amounts paid as a result of the release of any overcollateralization amounts) to the holders of the Retained Certificates on each of the Payment Dates which have occurred since the last Ongoing Inducement Calculation Date, or in the case of November 1, 2005, since May 1, 2005.

        "Payment Date": The date on which payments are generally made to the holders of Securities under the applicable Securitization Agreements

        "Performance Goal": On any Ongoing Inducement Calculation Date the Performance Goal shall have been met if on each of the Payment Dates since the last Ongoing Inducement Calculation Date (or in the case of November 1, 2005, since May 1, 2005), amounts were actually paid to the holders of at least [__]% of the applicable Retained Certificates for such respective Payment Date.

        "Pool": With respect to a Securitization Agreement, all of the Mortgage Loans subject to such Securitization Agreement.

        "Prepayment Penalty": With respect to each Mortgage Loan, if applicable, the penalty or premium to be paid by the related Borrower if such Borrower prepays, either in whole or part, such Mortgage Loan, as provided in the related Mortgage Loan documents.

        "Purchase Price": $19,768,678, which shall be payable by the Purchaser to the Seller with respect to the Servicing Rights and the Unrecovered Advances and equals the amount by which the Advance Reimbursement Amount (assuming that all Advance Receivables set forth in EXHIBIT 16 represent Advances that are Unrecovered Advances) exceeds the Inducement Fee (assuming that the Inducement Fee is equal to the Base Inducement Fee), subject to adjustment on the Closing Date in accordance with Section 2.02.

        "Purchaser": Ocwen Federal Bank FSB, a federally chartered savings bank, or any successor in interest thereto.

        "Rating Agency": For any Pool and related series of Securities, as defined in the related Securitization Agreement.

        "Rating Agency Letters": With respect to each Securitization Agreement to the extent required under the definition of "Major Consent Letters," a letter from each Rating Agency rating Securities relating to such Securitization Agreement confirming that (i) the appointment of the Purchaser as the servicer under such Securitization Agreement and (ii) the amendment and restatement of such Securitization Agreement in connection with such appointment as substantially reflected in the form of the Amended and Restated Securitization Agreement shall not result in a downgrade of the ratings on the related Securities which such Rating Agency would have issued if the servicing transfer and amendments contemplated hereby would not have occurred and which otherwise satisfies the requirements of such Securitization Agreement.

        "Remittance Date": With respect to each Securitization Agreement, the date each month on which the servicer is required pursuant to such Securitization Agreement to direct the deposit of monthly collections and related amounts with respect to the Mortgage Loans from the related Collection Account into the related distribution account, in each case held in the name of the related Trustee.

        "RESPA": The Real Estate Settlement Procedures Act, as amended from time to time.

        "Retained Certificate": Any Class X Certificate, Trust Certificate, Class R Certificate or other residual certificate issued in accordance with any of the transactions contemplated by the Securitization Agreements.

        "Sale Order": The order of the Bankruptcy Court approving this Agreement and the sale and transfer of the Servicing Rights (and related obligations) and Advance Receivables contemplated hereunder, substantially in the form of EXHIBIT 15 hereto.

        "Sale Procedures Order": The order of the Bankruptcy Court, in a form acceptable to the parties hereto, substantially in the form of EXHIBIT 14 hereto.

        "Securities": As defined in the Recitals.

        "Securities Insurance Policy": With respect to each Securitization Agreement as to which any of the Securities issued in connection therewith are subject to financial guaranty insurance, the policy issued by the related Securities Insurer pursuant to which such insurance is provided.

        "Securities Insurer": With respect to each Securitization Agreement as to which any of the certificates issued thereunder are subject to a Securities Insurance Policy, the related issuer of such Securities Insurance Policy, as set forth in the related Securitization Agreement and in EXHIBIT 1 hereto.

        "Securities Insurer Consent and Forbearance Agreements": With respect to each Securitization Agreement as to which any of the Securities issued in connection therewith are subject to a Securities Insurance Policy, a letter or letters from the related Securities Insurer sufficient to satisfy the requirements, if any, of such Securitization Agreement (1) in which such Securities Insurer consents to the appointment of the Purchaser as the successor Servicer to the Seller under the Securitization Agreement and (2) in which such Securities Insurer waives any servicer default with respect to the Seller under such Securitization Agreement existing (whether or not discovered) as of the Closing Date and agrees not to pursue any remedy against the Purchaser that might otherwise be pursued as a result of any such servicer default existing (whether or not discovered) as of the Closing Date, which shall be in substantially the form of EXHIBIT 6 attached hereto; PROVIDED, HOWEVER, that such forbearance shall not preclude a Securities Insurer from separately pursuing an action against the Seller for any servicer default with respect to the Seller.

        "Securitization Agreement": Each of the Pooling and Servicing Agreements and Sale and Servicing Agreements identified on EXHIBIT 5 hereto and any related agreements pursuant to which the Mortgage Loans are serviced, in each case, as such agreements are amended and restated.

        "Seller": American Business Credit, Inc., a Pennsylvania corporation, or any successor in interest thereto.

        "Servicing Advances": Any amounts advanced, other than Delinquency Advances, in accordance with the terms of a Securitization Agreement in connection with the payment of taxes, insurance, protective expenses or otherwise made with respect to a Mortgage Loan and reimbursable in accordance with the related Servicing Requirements.

        "Servicing Fee": With respect to each Mortgage Loan, the monthly servicing fee payable to the Seller, and to be payable to the Purchaser, under the Securitization Agreement related to such Mortgage Loan, as consideration for servicing the Mortgage Loan, which fee is specified on the Mortgage Loan Schedule and in the related Securitization Agreement.

        "Servicing Requirements": With respect to each Mortgage Loan, the applicable provisions of the related Securitization Agreement with respect to the servicing, control and administration of such Mortgage Loan.

        "Servicing Rights": All of the Seller's right, title and interest in and to the servicing of the Mortgage Loans, including all rights under each applicable Securitization Agreement to receive or retain amounts in respect of Servicing Fees, Ancillary Income, reimbursement for Advances, or other expenses and costs, and investment earnings or other benefits from positive account balances, together with all Collection Account balances, Escrow Account balances, contract rights, incidental income and benefits to the extent payable to the Seller, and exclusive rights to possession and use of servicing files, servicing documents, servicing records, data tapes, computer records and other information directly or indirectly related thereto, including, without limitation, Insurance Policies and tax service agreements and including the right to exercise any clean-up call or redemption rights and all other rights pertaining to the past, present or prospective servicing of the Mortgage Loans, all as provided under the Securitization Agreements, subject in each case to the rights of any applicable Trustee, Securities Insurer or other party specified in any Securitization Agreement; PROVIDED, HOWEVER, that the term Servicing Rights shall not include any obligations of the Seller as depositor or seller under any Securitization Agreement, including, but not limited to, any obligations in connection with any representations or warranties made by the Seller as depositor or seller or any obligation to remedy breaches of any representations or warranties or to indemnify any party in connection therewith or any other recourse obligation of the Seller in its capacity as depositor or seller thereunder; and PROVIDED, FURTHER, that the term Servicing Rights shall not in any event include any obligation to provide REMIC reporting or administration services under any applicable Securitization Agreement.

        "Servicing Transfer Date": May 1, 2005, effective as of 11:59 p.m., April 30, 2005.

        "Servicing Transfer Procedures": The servicing transfer procedures of the Purchaser, attached hereto as EXHIBIT 12.

        "Treasury Department": The United States Department of the Treasury.

        "Trustee": With respect to each Securitization Agreement, the entity serving as the trustee for the holders of the Securities relating to such Securitization Agreement as identified therein and on EXHIBIT 5 attached hereto, or any successor trustee thereunder.

        "Trustee Consent and Forbearance Agreements": With respect to each Securitization Agreement, a letter or letters in substantially the form of
EXHIBIT 7 attached hereto, sufficient to satisfy the requirements, if any, of such Securitization Agreement (1) in which the Trustee consents to such appointment of the Purchaser as servicer and which agreement does not reduce or limit the rights or compensation of the servicer under the applicable Securitization Agreement or impose unduly burdensome requirements on the Purchaser, and (2) in which the related Trustee waives any existing default under such Securitization Agreement by the Seller and agrees not to pursue any remedy that might otherwise be pursued as a result of any such existing default; PROVIDED, HOWEVER, that such forbearance shall not preclude a Trustee from separately pursuing an action against the Seller for any servicer default with respect to the Seller.

        "Unrecovered Advances": Those Advances made by or on behalf of the Seller for which the Seller or any other party has not been reimbursed and for which the Seller is entitled to reimbursement pursuant to the Securitization Agreements, which have been documented in sufficient detail so as to allow the Purchaser to determine the date and nature of each such Advance, and which Advances are free and clear of any lien and were not made by the Seller through borrowings from the related Collection Account.

                                   ARTICLE II
                   TRANSFER AND CONVEYANCE OF SERVICING RIGHTS

        Section 2.01   AGREEMENT TO TRANSFER THE SERVICING RIGHTS.

        Subject to the terms and conditions set forth in this Agreement and the Sale Order, the Seller shall transfer, assign, convey and set over to the Purchaser as of the Closing Date, the Servicing Rights and its rights to reimbursement with respect to the Unrecovered Advances, and the Purchaser shall assume responsibility for servicing each Mortgage Loan in accordance with the terms of each related Securitization Agreement. From and after the Closing Date, the Purchaser shall have full power and authority, acting alone, to do any and all things in connection with the servicing and administration of the Mortgage Loans that the Purchaser may deem necessary or desirable, consistent with the terms of this Agreement and the Servicing Requirements. On and after the Closing Date, subject to Section 5.11, the Purchaser or its designee shall perform the Calculating Agent Responsibilities pursuant to each applicable Securitization Agreement; PROVIDED, HOWEVER, it is expressly understood and agreed that the Purchaser shall not be required to perform REMIC reporting or administration services required under any Securitization Agreement, and that none of the duties or obligations attendant thereto are transferred or delegated to, or assumed by, the Purchaser.

        In connection with the transfer of the Servicing Rights to the Purchaser and assumption of servicing obligations by the Purchaser, the Purchaser shall be entitled to retain all Servicing Fees and Ancillary Income collected on or after the Servicing Transfer Date as servicing compensation to the extent provided in each Securitization Agreement; PROVIDED, HOWEVER, that the Seller shall be entitled to late fees accrued prior to the Servicing Transfer Date on the Mortgage Loans that are less than thirty (30) days delinquent as of the Servicing Transfer Date, but solely to the extent such late fees are collected within the first ninety (90) days following the Servicing Transfer Date. The Purchaser shall remit any such late fees to the Seller no later than ten (10) Business Days following the expiration of such 90-day period.

        Section 2.02   PURCHASE PRICE.

        (a) On the Closing Date, subject to the terms and conditions set forth in this Agreement, the Purchaser shall pay to the Seller the Purchase Price; PROVIDED, HOWEVER, the portion of the Purchase Price equal to 10% of the Advance Reimbursement Amount shall be held in escrow by Dewey Ballantine LLP pursuant to an escrow agreement the terms of which shall be agreed to by each of the Seller, the Purchaser and Dewey Ballantine LLP, for the forty-five (45) day period immediately following the Closing Date. Upon the expiration of such 45-day period, the escrow agent shall release to the Seller all such escrowed funds; PROVIDED, HOWEVER, that the amounts released to the Seller shall be net of any amounts attributable to (w) Advance Receivables for which the Seller has not provided to the Purchaser the information necessary for the Purchaser to determine that such Advance Receivables constitute Unrecovered Advances, (x) any costs incurred or to be incurred by the Purchaser to obtain any Mortgage Files (or portions of Mortgage Files) not otherwise delivered by the Seller with respect to any Mortgage Loan or to correct any document deficiencies with regard to the Mortgage Loan documents in any Mortgage File, (y) the costs incurred or to be incurred by the Purchaser in connection with obtaining life-of-loan tax service contracts with respect to any Mortgage Loans, as provided in Section 4.01, or

(z) indemnifying the Purchaser for any actual costs, losses, expenses or damages (including, without limitation, reasonable attorneys' fees) incurred in connection with or arising out of a material breach by the Seller of any representation, warranty or covenant herein that has not been cured within any applicable cure period provided herein. All amounts held in escrow and not disbursed to the Seller upon the expiration of such 45-day period pursuant to the preceding sentence shall be released to the Purchaser and the Seller shall no longer be entitled to such amounts.

        (b) Notwithstanding any provision to the contrary, amounts held in escrow pursuant to subsection (a) above shall be released to the Purchaser to the extent of any out-of-pocket costs incurred by the Purchaser to acquire life-of-loan tax service contracts with respect to any Mortgage Loans pursuant to Section 4.01.

        (c) In the event that the Servicing Transfer Date does not occur on or before April 30, 2005 and this Agreement is not terminated under Section 6.01, the Inducement Fee payable by the Seller shall be modified as follows: The Inducement Fee shall be increased by an amount equal to 2.50% of the Base Inducement Fee for each calendar month following April 2005 until the Servicing Transfer Date occurs. The Inducement Fee shall be increased on a per diem basis (assuming 30-day months and a 360-day calendar year) based on the day of the month on which the Servicing Transfer Date occurs.

        (d) The Purchase Price shall be paid by the Purchaser by wire transfer of immediately available funds to an account specified by the Seller in writing.

        (e) To the extent permitted by the applicable Securitization Agreements, the Purchaser shall be entitled to retain the full amount of any reimbursements or recoveries with respect to any Advances that are received following the Servicing Transfer Date.

        Section 2.03   CONDITIONS TO PURCHASER'S OBLIGATIONS.

        The Purchaser's obligations to consummate its purchase of the Servicing Rights and the Advance Receivables pursuant to this Agreement and otherwise perform its obligations under this Agreement are subject to the satisfaction or waiver of the following conditions on or prior to the date specified below or, if not specified, on or prior to Closing Date:

        (a) The Seller shall have performed in all material respects all of its covenants and agreements contained herein which are required to be performed by it;

        (b) All of the representations and warranties of the Seller contained in Section 3.01 of this Agreement shall be true and correct in all material respects and no Material Adverse Effect shall have occurred with respect to the Servicing Rights;

        (c) The Purchaser shall have received in escrow, or the Purchaser's attorneys shall have received in escrow, each of the documents specified in this
Section 2.03, duly executed by all signatories other than the Purchaser, as required by the respective terms thereof;

        (d) The Purchaser shall have received copies of the Major Consent Letters and all other authorizations and approvals required under the terms of each Securitization Agreement, each in form and substance reasonably satisfactory to the Purchaser;

        (e) The Purchaser shall have received any and all other customary documents as the Purchaser shall have reasonably determined to be necessary or desirable to effectuate the intent and purposes of this Agreement and to consummate the transactions contemplated hereby;

        (f) The Securitization Agreements shall have been amended and restated or otherwise modified to be in substantial conformity with the Amended and Restated Securitization Agreement and shall have been consented to by the related Securities Insurers and fully executed original copies of each amended and restated Securitization Agreement shall have been provided to the Purchaser;

        (g) The Seller shall have delivered to the Purchaser an Officer's Certificate of the Seller certifying as to the validity and collectibility of all Unrecovered Advances to be reimbursed hereunder;

        (h) Servicing of the Mortgage Loans shall have been transferred to the Purchaser by the Seller in accordance with the Servicing Transfer Procedures, this Agreement and the Sale Procedures Order;

        (i) Legal opinions, substantially in the form of EXHIBIT 4 hereto, shall be delivered to the Purchaser, the Securities Insurers and the Trustees from outside counsel to the Seller stating that the amendments and modifications to the Securitization Agreements are permitted under the respective terms thereof, do not (i) in the case of any Securitization Agreements pursuant to which a REMIC election has been made, adversely affect the status of any REMIC created thereunder as a REMIC, and will not cause a tax to be imposed on any REMIC created thereunder and (ii) otherwise satisfy the requirements of the related Securitization Agreements, each in form and substance satisfactory to the Purchaser, the Trustees and the Securities Insurers;

        (j) The Seller shall have delivered to the Purchaser a written acknowledgment, in form satisfactory to the Purchaser, from each sub-servicer servicing Mortgage Loans of behalf of the Seller under the related Securitization Agreement that all rights of such sub-servicer with respect to the servicing of such Mortgage Loans under the related Securitization Agreement or the related sub-servicing agreement have been terminated;

        (k) A duly executed Assignment and Conveyance Agreement relating the sale and transfer of the Servicing Rights and the Advance Receivables by the Seller to the Purchaser shall have been delivered to the Purchaser; and

        (l) All fees (including reasonable attorneys' fees and expenses) owed to the Trustees under the related Securitization Agreements and incurred in connection with the transactions contemplated hereunder shall have been paid as of the Servicing Transfer Date, or provision for such payments at a future date shall have been agreed to by the Trustees.

        In the event the Seller fails to satisfy in all material respects any of the conditions set forth in this Section 2.03 as of the applicable date, the Purchaser shall be entitled to terminate this Agreement and its obligations hereunder in accordance with Section 6.01.

        Section 2.04   CONDITIONS TO SELLER'S OBLIGATIONS.

        The Seller's obligation to consummate the sale of the Servicing Rights and the Advance Receivables to the Purchaser pursuant to this Agreement is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) The Purchaser shall have performed in all material respects all of its covenants and agreements contained herein which are required to be performed by it, including payment of the Purchase Price pursuant to Section 2.02; and

        (b) All of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects and no Material Adverse Effect shall have occurred with respect to the financial condition of the Purchaser.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

        Section 3.01   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER.

        The Seller represents and warrants to and covenants with the Purchaser as of the Closing Date:

        (a) The Seller is a corporation duly organized and in good standing under the laws of the Commonwealth of Pennsylvania and was at all material times and now is qualified to do business and duly licensed in those states in which each Mortgaged Property is located if the laws of such states require qualification or licensing for the conduct of business of the type conducted by the Seller, except where the failure to be so qualified or licensed would not result in a Material Adverse Effect.

        (b) The Seller has full power and authority, corporate and otherwise, to execute and deliver this Agreement and to perform all its obligations hereunder. The execution, delivery and performance of this Agreement by the Seller and consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate, shareholder or other action, and this Agreement has been duly and validly executed and delivered by the Seller and is valid and enforceable against the Seller in accordance with its terms, except as such enforceability may be subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

        (c) Other than the approval of the Bankruptcy Court, no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement, or the consummation of the transactions contemplated hereby, and if any such consent, approval, authorization or order is required, the Seller has obtained such approval. Except for the applicable Major Consent Letters, no consent or approval of, or notice to, the Securities Insurers,

Trustees, Rating Agencies or securityholders under the Securitization Agreements or any other persons is required for the execution, delivery and performance of the Seller of the transactions contemplated by this Agreement. None of the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement or compliance with its terms and conditions, shall conflict with or result in the breach of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature upon, any of the Mortgage Loans, the Servicing Rights or the properties or assets of the Seller, any of the terms, conditions or provisions of its charter or by-laws or any similar corporate documents of the Seller or any material mortgage, indenture, deed of trust, loan or credit agreement or other material agreement or instrument to which the Seller is now a party or by which it is bound or any federal or state law, rule or regulation or any judicial or administrative decree, order, ruling or regulation applicable to it, or to the Servicing Rights.

        (d)     Other than the Bankruptcy Case or as otherwise identified on
EXHIBIT 9 hereto, there is no litigation or action at law or in equity pending, or, to its knowledge, threatened, against the Seller and no proceeding or investigation of any kind is pending or, to its knowledge, threatened, by any federal, state or local governmental or administrative body, which could reasonably be expected to have a Material Adverse Effect.

        (e) The sale and transfer of the Servicing Rights and Advance Receivables by the Seller are not subject to the bulk transfer or similar statutory provisions of applicable state or federal law.

        (f) The Seller has not assigned, pledged or transferred its rights in the Servicing Rights or the Advance Receivables (other than any assignment, pledge or transfer of rights that shall be released or terminated as of the Closing Date), and the Seller is the sole holder of the Servicing Rights and the Advance Receivables and has good and marketable title to and has the right to assign, transfer and deliver the Servicing Rights and the Advance Receivables as contemplated by this Agreement free and clear of any and all claims, charges, defenses, security interests, liens, offsets and encumbrances, and on the Closing Date, the Purchaser will acquire the Servicing Rights and the Advance Receivables free and clear of any and all claims, charges, defenses, security interests, liens, offsets and encumbrances. There are no contracts affecting the Servicing Rights or the Advance Receivables to which the Purchaser is or will be bound except as specified in the Securitization Agreements and the Major Consent Letters and no other party has any interest in the Servicing Rights or the Advance Receivables other than pursuant to the Securitization Agreements and this Agreement.

        (g) The Seller, any current or prior holder of a Mortgage Loan, any prior servicer of a Mortgage Loan and each party originally named as payee under the Mortgage Notes and as mortgagee under the Mortgage with respect to any Mortgage Loan, was in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located, except where the failure to be in compliance would not result in a Material Adverse Effect. The Seller is not in default in the performance of its obligations under any Securitization Agreement or, pursuant to the Major Consent Letters, any and all such defaults shall be waived forever against the Purchaser in connection with the Purchaser's acquisition of the Servicing Rights, but not against the Seller, which shall remain liable for any such default. The Seller is in material compliance with all applicable laws and regulations relating to the servicing of the Mortgage Loans and the related Servicing Rights.

        (h) There are no actions, claims, litigation or governmental investigations pending or, to the knowledge of the Seller, threatened, against the Seller or with respect to any Mortgage Loan, which relate to, or affect the Mortgage Loans or the Seller's rights with respect to the Servicing Rights or the Seller's right to sell, assign and transfer the Servicing Rights (other than usual and customary claims and actions regarding the Mortgage Loans, including without limitation, individual actions or claims, foreclosure actions (contested and uncontested), bankruptcy proceedings (including adversary proceedings), and title claims (contested and uncontested), none of which could reasonably be expected to have a Material Adverse Effect, and other than those actions, claims, litigation or governmental investigations described on EXHIBIT 9).

        (i) The information set forth on the Mortgage Loan Schedule and other documents, instruments, schedules or electronic loan data furnished to the Purchaser by the Seller or one of its affiliates pursuant to, or prior to and in connection with, this Agreement is accurate and complete in all material respects as of the dates indicated thereon or otherwise applicable.

        (j)     With respect to each Mortgage Loan, except as set forth in
EXHIBIT 10, all material documents required hereby or by Servicing Requirements to be in the related Custodial File and Mortgage File are contained therein. The Mortgage Loan documents being delivered to the Purchaser will be adequate and sufficient in all material respects to properly service the Mortgage Loans in accordance with the standards set forth in the Securitization Agreements.

        (k) Each Mortgage Loan has been originated in compliance with all applicable state or federal laws, regulations, and Servicing Requirements, including, without limitation, those pertaining to usury, predatory and abusive lending, truth-in-lending, real estate settlement procedures, consumer credit protection (including Uniform Consumer Credit Code laws), fair credit reporting, unfair collection practices, equal credit opportunity or fair housing and disclosure, and at origination all Mortgage Loan documents were in compliance with applicable law and Servicing Requirements in all material respects. The origination practices used by the Seller with respect to each Mortgage Note and Mortgage for Mortgage Loans originated by the Seller have been in all material respects legal and customary in the subprime home equity loan industry.

        (l) The collection, servicing and all other practices of the Seller and any current or prior mortgagee or servicer or subservicer of the Mortgage Loans in connection with the origination or servicing or subservicing of the Mortgage Loans including, without limitation, the timing and manner of liquidation, are and have been reasonable, prudent and customary and in conformity with accepted servicing practices of prudent lending institutions servicing subprime mortgage loans and in compliance with all applicable federal, state and local laws and all rules, regulations and requirements in connection therewith.

        (m) The Seller has taken all necessary steps to maintain any hazard insurance policy and primary mortgage insurance policy, as required under the related Mortgage Loans and Securitization Agreements.

        (n) With regard to each Mortgage Loan which related Escrow Payments are currently escrowed or required to be escrowed, all accounts for items which are required to be escrowed pursuant to the terms of such Mortgage Loan, including, without limitation, all taxes and hazard insurance premiums, are current and, to the extent paid by the related Borrower or deemed recoverable and advanced by the Seller, all amounts which have previously become due and owing have been paid or escrow funds have been established in accordance with the terms of such Mortgage Loan in amounts which the Seller believes to be sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable or will be required to be paid to continue operating the related Mortgaged Property in accordance with the terms of the related Mortgage.

        (o) Each Securitization Agreement delivered to the Purchaser represents a true, correct, and complete copy of the original as it may have been amended and restated. Each of the Securitization Agreements is in full force and effect and has not been amended, modified, or altered, except as reflected on EXHIBIT 5.

        (p) The dollar amount of Unrecovered Advances with respect to the Mortgage Loans to be provided by the Seller to the Purchaser and the Securities Insurers pursuant to this Agreement, will be true and correct in all material respects as of the date given. Nothing has come to the attention of the Seller that would lead the Seller to believe that any Unrecovered Advance is not recoverable pursuant to the related Securitization Agreement.

        (q) Other than with respect to the "Shortfall" (as defined in the DIP Loan Order), all payments received by the Seller with respect to any Mortgage Loan have been remitted and properly accounted for pursuant to the related Servicing Requirements. No payment of principal or interest on any such Mortgage Loan has been forgiven, suspended or rescheduled except as disclosed on the Mortgage Loan Schedule,in the DIP Loan Order and the electronic loan data provided by the Seller to the Purchaser

        (r) Each of the representations and warranties made with respect to the Mortgage Loans and set forth in the related Securitization Agreement, Unaffiliated Seller's Agreement (as defined in the Securitization Agreements) or other agreements assigned to the related Trustee for the benefit of the related Securities was true, correct and complete in all material respects as of the respective dates made.

        (s) No Mortgage Loan is subject to the provisions of the Home Ownership and Equity Protection Act of 1994, as amended, nor is any Mortgage Loan a "high cost," "predatory," "threshold" or "covered" or similar loan under any federal, state or local laws or regulations (or similarly classified using different terminology under any federal, state or local law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

        Section 3.02   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
PURCHASER.

        The Purchaser represents and, warrants to and covenants with the Seller that, as of the Closing Date:

        (a) The Purchaser is a federally chartered savings bank duly organized and in good standing under the laws of the United States and is qualified to do business and duly licensed in those states in which each Mortgaged Property is located if the laws of such states require qualification or licensing for the conduct of business of the type conducted by the Purchaser.

        (b) The Purchaser has full power and authority, corporate and otherwise, to execute and deliver this Agreement and to perform all its obligations hereunder. The execution, delivery and performance of this Agreement by the Purchaser and consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action, and this Agreement has been duly and validly executed and delivered by the Purchaser and is valid and enforceable against the Purchaser in accordance with its terms, except as such enforceability may be subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

        (c) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of, or compliance by the Purchaser with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Purchaser has obtained such approval. None of the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement or compliance with its terms and conditions, shall conflict with or result in the breach of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature upon, any of the properties or assets of the Purchaser, any of the terms, conditions or provisions of its charter or by-laws or any similar corporate documents of the Purchaser or any material mortgage, indenture, deed of trust, loan or credit agreement or other material agreement or instrument to which the Purchaser is now a party or by which it is bound or any federal or state law, rule or regulation or any judicial or administrative decree, order, ruling or regulation applicable to it, or to the Servicing Rights.

        (d) There is no litigation or action at law or in equity pending, or, to its knowledge, threatened, against the Purchaser and no proceeding or investigation of any kind is pending or, to its knowledge, threatened, by any federal, state or local governmental or administrative body, which could reasonably be expected to have a Material Adverse Effect.

        (e) The servicing practices to be used by the Purchaser under the Securitization Agreements are and shall remain in all material respects in compliance with the Servicing Requirements, including, without limitation, all federal, state and local rules and all regulations and requirements in connection therewith, and the Purchaser is qualified to service the Mortgage Loans under the terms of the Securitization Agreements.

        (f) The Purchaser is an approved servicer for FHLMC and FNMA for first and second lien mortgage loans.

        (g) The Purchaser has no reason to believe that it cannot perform all of its obligations hereunder and with respect to the related Servicing Requirements, and no event has occurred and is continuing with respect to the Purchaser which, but for the passage of time or the giving of notice or both, would constitute with respect to the Purchaser an event of default under the related Securitization Agreement to the extent not addressed by the Major Consent Letters.

        (h) The Purchaser shall maintain an adequate and sufficient servicing platform in order to perform all of the Purchaser's obligations under the Securitization Agreements and this Agreement.

        (i) The Purchaser has received a valid commitment letter with respect to financing its obligations hereunder, and any such related negotiations were conducted on an arm's length basis. No lender under any such arrangement has any equity interest, profit sharing agreement, or contingent interest in the Purchaser or any affiliate of the Purchaser.


                                   ARTICLE IV
                          SERVICING TRANSFER PROCEDURES

        Section 4.01   SERVICING TRANSFER DATE.

        With respect to each Mortgage Loan for which the related Servicing Rights are to be transferred to the Purchaser hereunder, the Seller shall comply with the Servicing Transfer Procedures and deliver to the Servicer the Mortgage File and any other Mortgage Loan documents or servicing-related documents in the Seller's possession for each related Mortgage Loan on or prior to the Servicing Transfer Date. With respect to the mechanics of Mortgage Loan boarding and servicing transfer, to the extent any provision of this Agreement conflicts with any provision of the Servicing Transfer Procedures, the provisions set forth in this Agreement shall control. As further described in Section 4.08, any fees and expenses incurred by or on behalf of the Seller in transferring the Mortgage Files and such other documents to the Purchaser shall be the obligation of the Seller. With respect to each Mortgage Loan, the Seller shall cause all funds in any Escrow Account or Collection Account to be transferred to the Purchaser no later than the fifth (5th) day following the Servicing Transfer Date.

        On or prior to boarding, the Seller shall provide written notice to the Purchaser identifying each Mortgage Loan which is not subject to a fully assignable life-of-loan tax service contract issued by a tax service contract provider listed on EXHIBIT 13 attached hereto. In the event that the Seller fails to provide such notice to the Purchaser or if any Mortgage Loan is not subject to a fully assignable life-of-loan tax service contract issued by a tax service contract provider listed on EXHIBIT 13 attached hereto which is assignable to the Purchaser or any subsequent servicer without the payment of any cost or fee, the Purchaser shall acquire a tax service contract for any such Mortgage Loan at a cost equal to no more than $71 per Mortgage Loan. The cost of obtaining such tax service contracts shall be deducted from amounts paid to the Seller by the Purchaser on the Closing Date or from the portion of the Purchase Price held in escrow pursuant to Section 2.02.

        In addition to any documents and files to be delivered by the Seller to the Purchaser pursuant to the Servicing Transfer Procedures, no later than the Servicing Transfer Date or such other date specified, the Seller shall deliver to the Purchaser the following items or take the following actions, as applicable:

        (a) An acknowledgment reasonably acceptable to the Purchaser of any sub-servicer that the sub-servicer has been terminated as servicer and all costs associated with such termination have been paid with such exceptions as are otherwise permitted herein.

        (b) The Seller shall provide to the Purchaser at least fifteen (15) days prior to the Servicing Transfer Date, records as may be reasonably requested by the Purchaser for the Purchaser to review the investor accounting status of the Mortgage Loans; such records shall include, but, shall not be limited to, the monthly Trustee remittance reports for at least the previous six
(6) months.

        (c) The Seller shall have furnished the Purchaser with the following additional information and documents not later than the Servicing Transfer Date, except where otherwise specified:

                (1) The Seller shall reconcile all Escrow Account balances and shall remit the remaining balances held therein as soon as possible after a reconciliation has been completed, and in any event no later than five (5) Business Days after the Servicing Transfer Date;

                (2) The Mortgage File for each Mortgage Loan, including imaged versions of the documents therein, where available;

                (3) Trial balances and pool to investor security reconciliations for each Pool for each month for at least the last six months as reasonably available and to the extent reasonably necessary to and requested by the Purchaser, through the Servicing Transfer Date;

                (4) Complete principal and interest, tax, and insurance bank account reconciliations as of the Servicing Transfer Date;

                (5) The loan analysis (including tax and interest statement) for each Mortgage Loan to the extent such loan analysis is reasonably necessary to and requested by the Purchaser;

                (6) Foreclosure and bankruptcy files and collection records, including collection cards, default letters, demand letters, payment plans and other forbearance agreements, and property inspections for each Mortgage Loan as required by Servicing Requirements, which may be delivered in electronic format agreed to by the Seller and the Purchaser;

                (7) The Seller shall deliver to the Purchaser a copy of any available Custodial File certification executed by the related Trustee or Custodian on each Pool or, if such certification is not available, the Seller shall deliver to the Purchaser a status report on a loan-by-loan basis, listing such missing documentation; and

                (8) The Seller shall provide to the Purchaser information necessary for the Purchaser to provide break-outs to consumer purpose and business purpose Mortgage Loans as required by the Amended and Restated Securitization Agreements.

        (d) All records delivered or transferred to the Purchaser shall be organized by Pool and clearly identified in the Seller's loan number order. All boxes shall be sequentially labeled and contain a complete listing of Mortgage Files therein. The Seller shall provide the Purchaser a summary schedule reflecting Mortgage Files therein and exceptions thereto and the Purchaser shall sign and return one copy of the summary schedule.

        (e) No later than five (5) Business Days after the Servicing Transfer Date, a copy of the Seller's delinquency report showing the due date of the Monthly Payment and the paid-to date as of such Servicing Transfer Date.

        (f) No later than five (5) Business Days after the Servicing Transfer Date, a copy of loan payment history and escrow analysis for each Mortgage Loan in a format acceptable to the Purchaser.

        (g) No later than ten (10) Business Days after the Servicing Transfer Date, the Seller's certification that either (1) with respect to Mortgage Loans as to which the Seller maintains escrows for such items, all Insurance Policy premiums have been paid on all Mortgaged Properties which premiums are due or will become due within thirty (30) days before or after the Servicing Transfer Date, as requested by the Purchaser or (2) the Seller has received no notice of delinquent premium payments.

        (h) At least fifteen (15) days prior to the Servicing Transfer Date, copies of notifications prepared by the Seller, in duplicate, addressed to each of the related insurance companies requesting endorsements to the mortgagee clause to the Purchaser.

        (i) On or before the Servicing Transfer Date, a list of all related Mortgage Loans that are on an automatic clearing house program, including loans number, withdrawal amount, withdrawal date, account number, and all other similar information.

        (j) On or before the related Servicing Transfer Date, all unexpired payoff quotes including date of quote, amount of quote and all other relevant information.

        (k) On of before the related Servicing Transfer Date, a list of all related Mortgage Loans with open or pending disputes, including loan number and all information in respect of such dispute.

        Section 4.02   NOTICE LETTERS OF TRANSFER.

        Prior to the Servicing Transfer Date, unless otherwise agreed by the parties and the relevant Securities Insurer or Trustee, the Purchaser and the Seller shall, at the Seller's expense, notify each Borrower of the transfer of servicing and instruct the Borrower to remit all Monthly Payments and all tax and insurance notices to the account designated by the Purchaser after the Servicing Transfer Date. Such letters shall be mailed on such date and be in such form as is reasonably acceptable to the Seller and the Purchaser. The Seller and the Purchaser shall exchange copies of the "hello-goodbye" letters with each other prior to mailing such letters and shall cooperate on a joint mailing program for notification to the Borrowers. The Seller shall also, at the Seller's expense, notify any Custodian and insurance companies and/or agents, that servicing is being transferred and instruct such entities to deliver all payments, notices, and insurance statements to the Purchaser after the Servicing Transfer Date. Such notices shall instruct such entities to deliver, from and after the Servicing Transfer Date, all applicable payments, notices, bills, statements, records, files and other documents to the Purchaser. All such notices sent to hazard, flood, earthquake, private mortgage guarantee and other insurers shall comply with the requirements of the applicable master policies and shall instruct such insurers to change the mortgagee clause to "Ocwen Federal Bank FSB [Ocwen Loan Services, LLC], its successors and assigns" or as otherwise required under applicable Servicing Requirements. Other than the costs related to the Purchaser's "welcome letters," the Seller shall be responsible for the cost of preparing and delivering all notices described in this Section.

        Section 4.03   STATEMENTS.

        The Seller shall provide each Borrower with an annual year-end statement in accordance with the Securitization Agreements, and Internal Revenue Service or Treasury Department regulations. Such statement shall reflect the status of the Mortgage Loan up to and including the Servicing Transfer Date. The Purchaser shall not have any responsibility for providing such information for the period of time the Mortgage Loan was serviced by the Seller.

        Section 4.04 PAYMENTS AND NOTICES RECEIVED AFTER THE SERVICING TRANSFER DATE.

        The Seller and the Purchaser acknowledge that, from and after the Servicing Transfer Date, all funds received in connection with the Mortgage Loans, including, but not limited to, tax, insurance, principal, interest and all other types of payments, including, without limitation, mortgage guaranty or mortgage insurance payments, insurance loss drafts and tax refunds, are to be immediately paid over to the Purchaser without offset or deduction. The Purchaser shall be entitled to the servicing fees and other servicing related income on all such payments. Any such funds received by the Seller shall be identified by the Seller's loan numbers and shall be immediately transferred to the Purchaser at the Seller's expense (i) during the first forty-five (45) days following the Closing Date, by overnight courier, for next Business Day delivery, and (ii) after such 45-day period, by first class mail, in each case at the address for notices to the Purchaser. In addition, the Seller shall deliver or cause to be delivered to the Purchaser, as promptly as practicable after receipt by the Seller, copies of all correspondence received from any investor or any Borrower or otherwise relating to any Mortgage Loans. The Seller hereby covenants and agrees that it shall maintain such staff and facilities that are sufficient to perform all of such responsibilities.

        Section 4.05   SERVICE BUREAU COOPERATION.

        The Seller will cause its service bureau and/or EDP department to cooperate with the Purchaser, and the Seller will provide a test tape, trial tape, and an accurate conversion tape containing all history maintained by the service bureau until the Servicing Transfer Date, Pool and loan information as of the Servicing Transfer Date so as to complete the conversion of all loan, Pool, and security information recorded on an EDP to EDP basis, or such other basis as may reasonably be requested by the Purchaser, including the information set forth in Section 4.01. Such tapes shall be provided to the Purchaser in accordance with Section 4.01.

        Section 4.06   MISSING SOCIAL SECURITY NUMBER; FORMS W-8 OR W-9.

        The Seller will provide a report satisfactory in form and content to the Purchaser to substantiate compliance with Internal Revenue Service and other applicable Treasury Department regulations and requirements applicable to reporting of interest and obtaining Social Security numbers in respect of Mortgage Loans serviced by the Seller under any Securitization Agreements for the period through the Servicing Transfer Date. The Seller also agrees to provide the certification of an authorized officer that the Seller has complied with all Internal Revenue Service and Treasury Department requirements for due diligence in obtaining and maintaining tax identification numbers for each Mortgage Loan transferred.

        Section 4.07   ACCESS TO INFORMATION.

        Upon reasonable prior notice to the Seller, the Seller shall afford reasonable cooperation to the Purchaser and its counsel, accountants and other representatives in providing reasonable access during normal business hours throughout the period prior to the Servicing Transfer Date, to the Mortgage Files and all of the Seller's files, books and records relating to the Mortgage Loans, the Advances and the Servicing Rights; PROVIDED, HOWEVER, that the Seller shall be entitled to take reasonable and appropriate actions to assure that the Purchaser maintains, and the Purchaser hereby agrees to maintain, the confidentiality of the names and addresses of the Borrowers under the Mortgage Loans and all non-public information obtained in such investigation that could reasonably be construed to be of a confidential or proprietary nature, and the Seller shall provide the Purchaser with access to and reasonable cooperation with its officers and employees. The Purchaser and its representatives and affiliates shall treat as confidential all information obtained in such investigation and not otherwise in the public domain.

        Section 4.08   TRANSFER EXPENSES.

        Except as provided below, the Seller shall pay for all costs relating to transfer of the Servicing Rights and Advance Receivables including, without limitation, all costs of insured delivery to the Purchaser of all of the Mortgage Files, all costs in connection with preparing, obtaining and delivering the documents, consents, approvals, reports and schedules specified in Section
2.03 and Section 4.01, all costs related to preparing, obtaining and delivering such other documents as may be required to effect to transfer of the Servicing Rights and Advance Receivables as contemplated hereunder, including, without limitation, such documents required pursuant to RESPA, and all fees (including, without limitation, reasonable attorneys' fees and expenses) owed to the Trustees under the related Securitization Agreements and incurred in connection with the transactions contemplated hereunder. The Purchaser shall not be responsible for any fees or expenses of any Custodian, Trustee, Securities Insurer, sub-servicer or back-up servicer or any costs related to the performance of any REMIC reporting or administration obligations required under any applicable Securitization Agreement. Except as otherwise provided in this Agreement, the Seller and the Purchaser shall each bear their own expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, all legal fees related to the negotiations and preparation of this Agreement and all related agreements, and the cost incurred with respect to due diligence investigations.

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

        Section 5.01   MORTGAGE LOAN REPURCHASES.

        (a) Notwithstanding anything herein or in any Securitization Agreement to the contrary, in no event shall the Purchaser be required under any Securitization Agreement to purchase any Mortgage Loan subject to a Securitization Agreement as a result of a breach of representation or warranty with respect to such Mortgage Loan or for any other reason. Such purchase obligations shall remain solely the obligation of the Seller and its affiliates in accordance with the terms of the related Securitization Agreement.

        (b) In the event that a Securitization Agreement permits the Seller or any of its affiliates to purchase, at its option, any Mortgage Loans that are contractually delinquent beyond a specified number of days, the Purchaser acknowledges and agrees that on and after the Closing Date the Seller or an affiliate, as applicable, shall retain the right, if any, to purchase such delinquent Mortgage Loans in accordance with the terms of the related Securitization Agreement.

        Section 5.02   ANNUAL STATEMENT AS TO COMPLIANCE.

        No later than fifteen (15) days prior to the date on which the Purchaser shall be required to provide to the related Trustee and/or depositor, an annual statement of compliance in a form required under the related Securitization Agreement (the "ANNUAL CERTIFICATION"), the Seller shall provide to the Purchaser an annual statement of compliance substantially in the form of the Annual Certification covering the period for which the Seller serviced and administered the related Mortgage Loans and shall also provide to the Servicer an annual independent public accountants' servicing statement substantially in the form required to be provided by the Purchaser under the related Securitization Agreement covering such period.

        Section 5.03   BANKRUPTCY COURT APPROVAL PROCEEDINGS.

        The Seller shall use its best efforts to obtain, and shall refrain from knowingly taking any action that would be likely to delay, prevent, impede or result in the revocation of the entry by the Bankruptcy Court of the Sale Procedures Order or the Sale Order. The Seller shall use its best efforts to cause the entry by the Bankruptcy Court of the Sale Procedures Order on or before March 10, 2005 and the Sale Order on or before April 4, 2005.

        Section 5.04   NONSOLICITATION.

        From and after the Servicing Transfer Date, neither the Seller nor any of its agents or affiliates shall contact any Borrower for the purpose of inducing or encouraging the early prepayment or refinancing of the related Mortgage Loan, nor has the Seller or any of its agents or affiliates utilized, nor shall they utilize, any information held or acquired by the Seller or such other incidental income or benefit from the Servicing Rights, nor has the Seller or such agents or affiliates given, nor will they give, a list of Borrowers to any person for such purpose or to derive any other incidental income or benefit from the Servicing Rights. Notwithstanding anything herein to the contrary, but subject to applicable law and the provisions of the related Securitization Agreement, in the event that the Purchaser receives a payoff request from a Borrower with respect to the related Mortgage Loan, the Purchaser agrees to identify such Borrower to the Seller. Should such identification and subsequent contact of such Borrower by the Seller or any of its affiliates (which contact shall in all respects be in accordance with applicable law) directly or indirectly result in the origination of a new mortgage loan by the Seller or any of its affiliates to such Borrower (including, without limitation, junior lien mortgage loans and refinanced mortgage loans), the Purchaser, without payment of any fee, shall be entitled to the servicing rights related to such new mortgage loan and shall service such new mortgage loan in accordance with the terms of a servicing agreement to be entered into by the Seller and the Purchaser.

        Section 5.05   PREPAYMENT PENALTIES.

        (a) The Purchaser shall remit all Prepayment Penalties collected with respect to the Mortgage Loans after the Servicing Transfer Date to an account designated by the Seller on the Remittance Date next succeeding the calendar month in which such Prepayment Penalties were collected.

        (b) On and after the Servicing Transfer Date, the Purchaser shall have no liability to the Seller or any other party to the extent that the Purchaser waives or fails to collect a Prepayment Penalty if (i) the related Mortgage Loan is in default or foreseeable default and such waiver (a) is standard and customary in servicing similar mortgage loans to the Mortgage Loans and (b) would, in the reasonable judgment of the Purchaser, maximize recovery of total proceeds taking into account the value of such Prepayment Penalty and the related Mortgage Loan or (ii)(a) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (b) the enforceability of the Prepayment Penalty is otherwise limited or prohibited by applicable law. For the avoidance of doubt, the Purchaser may waive a Prepayment Penalty in connection with a short sale or short payoff on a defaulted Mortgage Loan.

        Section 5.06   CLEAN-UP CALL RIGHTS.

        The Seller and the Purchaser agree that the Seller or the holders of the related residual securities shall be entitled to exercise any clean-up call or redemption option and effect the termination of the related securitization pursuant to the terms and conditions set forth in the related Securitization Agreement. In the event that the Seller or the holders of the related residual securities do not exercise any such clean-up call or redemption option within ninety (90) days following the first Business Day on which such option may be exercised under the related Securitization Agreement, the Purchaser shall have the right to exercise such clean-up call or redemption option. Notwithstanding anything herein or in the related Securitization Agreement to the contrary, in the event that any party other than the Purchaser or a Securities Insurer exercises a clean-up call or redemption option under any Securitization Agreement, such option shall be exercised on a servicing-retained basis, in connection with which the Purchaser shall retain the Servicing Rights related to the Mortgage Loans subject to such clean-up call or redemption option; PROVIDED, HOWEVER, that the exercising party may, at its option, purchase the related Servicing Rights from the Purchaser at a price equal to the fair market value (as agreed upon by the Purchaser and such exercising party) of the Servicing Rights.

        Section 5.07   INFORMATION; REPORTS.

        The Purchaser agrees to provide to the Seller all reasonably requested information and reports (including, but not limited to, (i) any such information and reports required by the applicable Securitization Agreement, as amended, to be provided by the Purchaser to the Trustee, the Securities Insurer or the holders of any securities issued in connection therewith and (ii) reasonable access to the Purchaser's servicing system with respect to delinquency and REO information), subject to applicable law, necessary to allow the Seller or any of its affiliates to perform any required duties or obligations thereunder or hereunder, or to exercise any rights or remedies thereunder or hereunder. The Purchaser agrees to provide to the Seller, no later than March 9, 2005, the most recent audited and unaudited financial statements of the consolidated group of which the Seller is a part. In addition, the Purchaser agrees to provide to the Official Committee of Unsecured Creditors appointed in connection with the Bankruptcy Case, the Securities Insurers and the Trustees all information reasonably requested by such parties.

        Section 5.08   ONGOING INDUCEMENT FEE.

        On each Ongoing Inducement Calculation Date, if the Performance Goal has been met, the Seller, upon written confirmation from the Seller to the Purchaser, agrees to pay to the Purchaser within thirty (30) days of such Ongoing Inducement Calculation Date, the Ongoing Inducement Fee. It is expressly agreed that the obligation to pay such amount is not an obligation of any of the trusts created under any of the Securitization Agreements.

        Section 5.09   BIDDING PROCEDURES.

        The Purchaser agrees to comply with the Bidding Procedures in connection with the transactions contemplated hereby.

        Section 5.10   INDEMNIFICATION.

        Except as may be otherwise agreed to by the Purchaser and the related Securities Insurer, the Purchaser hereby agrees to accept the indemnification provisions set forth in each Securitization Agreement as such provisions relate to the servicing obligations thereunder; PROVIDED, HOWEVER, that in no event shall the Purchaser have any indemnification obligation under any Securitization Agreement arising out of, related to or in connection with the acts or omissions of the Seller or any affiliate of the Seller; AND PROVIDED FURTHER, that the Purchaser shall be reimbursed from the related Collection Account for all reasonable costs and expenses, including reasonable counsel fees, incurred in connection with claims made by a third party with respect to the related Securitization Agreement, except when the claim arises from the willful misconduct of the Purchaser or the failure of the Purchaser to service the Mortgage Loans in compliance with the terms of the related Securitization Agreement.

        Section 5.11   CALCULATING AGENT RESPONSIBILITIES.

        The Purchaser agrees to assume the Calculating Agent Responsibilities under the related Securitization Agreements in the event the Trustee or other party does not agree to assume such obligations, provided, however, that the assumption of such Calculating Agent Responsibilities is subject to the Seller providing to the Purchaser, at the Seller's expense, the computer model and other information reasonably necessary in order for the Purchaser to perform these obligations and the Seller, at its expense, retaining and making available adequate employees or agents of the Seller that were responsible for performing the Calculating Agent Responsibilities for at least 90 days following the Closing Date to assist the Purchaser in transitioning and performing the Calculating Agent Responsibilities, all of which the Seller hereby covenants and agrees to provide.

        Section 5.12   TRANSITION SERVICES TO BE PROVIDED BY THE SELLER.

        The Seller covenants and agrees that (1) prior to the Servicing Transfer Date, the Seller shall maintain such staff, equipment and facilities as adequate and sufficient to perform its obligations to service the Mortgage Loans pursuant to the Securitization Agreements and (2) during the seventy-five (75) day period following the Servicing Transfer Date, the Seller shall maintain such staff, equipment and facilities as necessary to facilitate the transfer of servicing of the Mortgage Loans to the Purchaser pursuant to this Agreement.

                                   ARTICLE VI
                                   TERMINATION

        Section 6.01   TERMINATION.

        (a) Notwithstanding anything herein to the contrary, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

                (i) by mutual written consent of the Seller and the Purchaser;

                (ii) automatically, upon consummation of the sale of the Servicing Rights to a party other than the Purchaser;

                (iii) by the Purchaser, if the Seller or an affiliate of the Seller enters into a binding or non-binding letter of intent or definitive agreement (regardless of whether such letter of intent or definitive agreement has been approved by the Bankruptcy Court) providing for, or otherwise agrees to, the sale, assignment or other transfer of any or all of the Seller's rights in, to and under the Servicing Rights or the Advance Receivables to a party other than the Purchaser; PROVIDED, HOWEVER, that the entry by the Seller into a non-binding letter of intent with a party other than the Purchaser in compliance with the Bidding Procedures shall not be cause for termination by the Purchaser under this clause (iii);

                (iv) by the Purchaser or by the Seller, if the Bankruptcy Court or any other court of competent jurisdiction in the United States or any other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining, otherwise prohibiting or refusing to approve the purchase of the Servicing Rights or Advance Receivables on the terms and conditions contained herein and such order, decree, ruling or other action shall have become a Final Order;

                (v) by the Purchaser, if the Seller or an affiliate of the Seller files with the Bankruptcy Court any plan of reorganization or liquidation that requires or contemplates either (A) the sale, assignment or other transfer of the Seller's interest in, to and under the Servicing Rights or Advance Receivables to a party other than the Purchaser or (B) the retention of such Servicing Rights or Advance Receivables by the Seller;

                (vi) by the Purchaser, in the event any condition set forth in Section 2.03 is not satisfied or waived as of the Closing Date;

                (vii) by the Seller, in the event that any condition set forth in Section 2.04 is not satisfied or waived as of the Closing Date;

                (viii) by the Purchaser, if there is a material breach by the Seller of its obligations hereunder, and such breach is not cured within five (5) Business Days after receipt of written notice from the Purchaser specifying such breach;

                (ix) by the Seller, if there is a material breach by the Purchaser of its obligations hereunder, and such breach is not cured within five (5) Business Days after receipt of written notice from the Seller specifying such breach;

                (x) by the Purchaser, in the event the Seller's rights to service the Mortgage Loans under any Securitization Agreement are terminated as a result of the Seller's failure to comply with this Agreement or the Bidding Procedures and the Seller does not have the right to sell the related Servicing Rights prior to the Closing Date; or

                (xi) by the Purchaser, if the Closing Date shall not have occurred by May 31, 2005; PROVIDED, HOWEVER, that the Purchaser's right to terminate this Agreement under this clause (xi) shall not be applicable if the Purchaser's failure to fulfill any obligation hereunder is the cause of or reason for the Closing Date not having occurred by May 31, 2005.

        (b)     In the event of the termination of this Agreement pursuant to
Section 6.01(a), this Agreement shall become void and have no effect and there shall be no liability on the part of any party hereto or such party's affiliates, directors, officers, employees, agents or shareholders, except for the return of any good faith deposit made by the Purchaser and Section 6.01(c) (with respect to payment of the Break-up Fee); PROVIDED, HOWEVER, that, if this Agreement is terminated because of a breach of this Agreement by the non-terminating party or because one or more of the conditions set forth in
Section 2.03 or 2.04 is not satisfied by the non-terminated party, then the terminating party's right to pursue all available legal remedies shall survive the termination of this Agreement unimpaired.

        (c) From and after the entry of the Sale Procedures Order, in the event that this Agreement is terminated pursuant to Section 6.01(a)(ii), (iii),
(v) (but solely to the extent that any
such plan of reorganization or liquidation is confirmed by the Bankruptcy Court), (vi), (viii), (x), or (xi) hereof, and such termination is not due to a material breach by the Purchaser of any of its obligations hereunder or the failure of a condition solely within the Purchaser's control, the Seller shall pay to the Purchaser, within fifteen (15) days following such termination, the Break-up Fee; PROVIDED, HOWEVER, that in the event this Agreement is terminated pursuant to Section 6.01(a)(ii), the Break-up Fee shall be payable to the Purchaser upon the closing of the sale of the Servicing Rights to a party other than the Purchaser and shall be paid out of the proceeds of such sale. Payment of the Break-up Fee shall be made by wire transfer of immediately available funds to an account designated by the Purchaser in writing. Payment of the Break-up Fee shall be deemed an allowed super-priority administrative expense claim and paid by the Seller as such.


                                  ARTICLE VII
                            MISCELLANEOUS PROVISIONS

        Section 7.01   AMENDMENT.

        This Agreement may be amended from time to time by the Purchaser and the Seller only by written agreement signed by the Purchaser and the Seller and consented to by the Securities Insurers; PROVIDED, HOWEVER, that no such amendment that amends or modifies the provisions hereof relating to the Break-up Fee shall be effective, binding and enforceable unless the Purchaser and the Seller have obtained either (i) the prior written consent of the Official Committee of Unsecured Creditors appointed in connection with the Bankruptcy Case to such amendment or (ii) an order of the Bankruptcy Court (or other court of competent jurisdiction) approving such amendment.

        Section 7.02   GOVERNING LAW.

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (AND NOT THE CONFLICTS OF LAWS PRINCIPLES THEREOF) EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

        Section 7.03   WAIVER OF TRIAL BY JURY.

        THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 7.04   LIMITATION OF DAMAGES.

        NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NONE OF THE PARTIES SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, PROVIDED,

HOWEVER, THAT SUCH LIMITATION SHALL NOT BE APPLICABLE WITH RESPECT TO THIRD PARTY CLAIMS MADE AGAINST A PARTY.

        Section 7.05   NOTICES.

        All notices or other communications hereunder shall be in writing and shall be deemed to have been given and received: (a) upon receipt if delivered personally (unless subject to clause (b)) or if mailed by registered or certified mail return receipt requested, postage prepaid five (5) Business Days after deposit in the U.S. Mail; (b) at 5:00 p.m. local time on the Business Day following dispatch if sent by a nationally recognized overnight courier; or (c) upon completion of transmission (which is confirmed by telephone) if transmitted by telecopy or other means of facsimile which provided immediate or near immediate transmission to compatible equipment in the possession of the recipient, in any case to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as will be specified by like notice).

        If to the Purchaser:

                Ocwen Federal Bank FSB
                The Forum, Suite 1002
                1675 Palm Beach Lakes Blvd.
                West Palm Beach, Florida 33401
                Attention:  Secretary
                Facsimile Number:  (561) 682-8177
                Confirmation Number:  (561) 682-8517

        If to the Seller:

                American Business Credit, Inc.
                The Wannamaker Building
                100 Penn Square East
                Philadelphia, Pennsylvania 19107
                Attention:  Mr. Jeffrey M. Ruben
                Facsimile Number: (215) 940-3244
                Confirmation Number: (215) 940-4000

                with a copy to:

                SSG Capital Advisors, L.P.
                445 Park Avenue, Suite 1901
                New York, New York 10022
                Attention:  Mr. Robert Smith
                            Mr. Thomas J. Haas
                Facsimile Number: (212) 754-2689
                Confirmation Number: (212) 754-4108

        Section 7.06   EXHIBITS.

        The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

        Section 7.07   HEADINGS.

        Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

        Section 7.08   SEVERABILITY OF PROVISIONS.

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

        Section 7.09   GENERAL INTERPRETIVE PRINCIPLES.

        For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

        (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular;

        (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

        (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

        (d)     a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

        (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

        (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

        Section 7.10   REPRODUCTION OF DOCUMENTS.

        This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

        Section 7.11   COUNTERPARTS.

        This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one instrument. It shall not be necessary in making proof of this Agreement or any counterpart thereof to produce or account for any other counterpart.

        Section 7.12   ENTIRE AGREEMENT, SUCCESSORS AND ASSIGNS.

        Except as otherwise provided herein, this Agreement constitutes the entire agreement between the parties hereto and supersedes all rights and prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement shall not be assignable in whole or in part by the Seller. The Purchaser shall be permitted to assign this Agreement without the prior consent of any party, to an affiliated entity in connection with the sale of all or substantially all of its assets or a merger or other consolidation transaction with such affiliated entity. This Agreement and any rights, remedies, obligations or liabilities under or by reason of the Agreement shall inure to the benefit of and be binding on the parties hereto or their respective successors and permitted assigns.

        Section 7.13   BROKERAGE COMMISSIONS.

        The Purchaser and the Seller (other than with respect to SSG Capital Advisors, L.P., whose fees shall not be the responsibility of the Purchaser), each represents to the other party hereto, that it has dealt with no broker in connection with the transactions contemplated by this Agreement who is entitled to a commission or fee payable by any other party hereunder.

        Section 7.14   FURTHER ASSURANCES.

        From time to time prior to the Closing Date, the Seller shall furnish to the Purchaser such reports, information or documentation supplementary to the information contained in the documents and schedules delivered pursuant hereto and deliver such reports as may reasonably be requested by the Purchaser and as are reasonably normal and customary in the mortgage servicing industry, and the Purchaser and the Seller shall afford reasonable cooperation each to the other both prior to and following the Closing Date.

        The Seller and the Purchaser will each, at the request of the other, execute and deliver to each other all such other instruments or documentation that either may reasonably request in order to effect the consummation of the agreements hereunder.

        Section 7.15   SURVIVAL.

        The representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing Date, the assumption and assignment of the Servicing Rights and the


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Advance Receivables related to the Unrecovered Advances, and payment by the
Purchaser to the Seller therefor; PROVIDED, HOWEVER, that the covenants and agreements set forth in Sections 4.01, 4.03, 4.04, 4.06, 5.01, 5.02, 5.04, 5.05,
5.06, 5.07, 5.08, 5.10, 5.11, 5.12 and Article VII shall be the only provisions hereof that survive the expiration of the 45-day period following the Closing Date set forth in Section 2.01(a).


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        IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                        OCWEN FEDERAL BANK FSB
                                        (Purchaser)


                                        By:__________________________________

                                        Title:_______________________________

                                        Dated:_______________________________


                                        AMERICAN BUSINESS CREDIT, INC.
                                        (Seller)


                                        By:__________________________________

                                        Title:_______________________________

                                        Dated:_______________________________